As filed with the Securities and Exchange Commission on July 11, 2012

Registration No. 333-163970

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM S-1/A

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

Ministry Partners Investment Company, LLC

(Name of small business issuer in its charter)

_____________________

California	6199	26-3959348
(State of or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

915 West Imperial Highway, Suite 120

Brea, California 92821

(714) 671-5720

 (Address and telephone number of principal executive offices and principal place of business)

_____________________

BILLY M. DODSON President 915 West Imperial Highway, Suite 120 Brea, California 92821 (714) 671-5720	With copies to: BRUCE J. RUSHALL, ESQ. RUSHALL & McGEEVER 6100 Innovation Way Carlsbad, California 92009 (760) 438-6855

(Name, address and telephone number of agent for service)

_____________________

Approximate date of proposed sale to the public:  Not applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following space and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-1, initially filed on December 23, 2009, declared effective on June 3, 2010 (Registration No. 333-163970), as amended (the “Registration Statement”), deregisters the securities remaining unsold under the Registration Statement. The offering contemplated by the Registration Statement has terminated in accordance with its terms. Pursuant to the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement, the Company is filing this Post-Effective Amendment No. 2 to deregister and remove, as of the effective date of this Post-Effective Amendment No. 2, all securities remaining unsold under the Registration Statement.

2

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Brea, California, on the 11th day of July, 2012.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

By: /s/ Billy M. Dodson

Billy M. Dodson

Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1/A has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Billy M. Dodson Billy M. Dodson	Chief Executive Officer	July 11, 2012

/s/ Susan B. Reilly Susan B. Reilly	Principal Accounting Officer	July 11, 2012

/s/ Mark G. Holbrook Mark G. Holbrook	Chairman of the Board of Managers	July 11, 2012

/s/ Mark A. Johnson Mark A. Johnson by Mark G. Holbrook, his attorney-in-fact	Manager	July 11, 2012

/s/ Van C. Elliott Van C. Elliott by Mark G. Holbrook, his attorney-in-fact	Secretary, Manager	July 11, 2012

/s/ Arthur G. Black Arthur G. Black by Mark G. Holbrook, his attorney-in-fact	Manager	July 11, 2012

/s/ Shirley M. Bracken Shirley M. Bracken by Mark G. Holbrook, her attorney-in-fact	Manager	July 11, 2012

/s/ Juli Anne S. Callis Juli Anne S. Callis by Mark G. Holbrook, her attorney-in-fact	Manager	July 11, 2012

_____________________ Jerrod L. Foresman	Manager

/s/ Jeffrey T. Lauridsen Jeffrey T. Lauridsen by Mark G. Holbrook, his attorney-in-fact	Manager	July 11, 2012

/s/ R Michael Lee R. Michael Lee by Mark G. Holbrook, his attorney-in-fact	Manager	July 11, 2012

/s/ Randolph P. Shepard Randolph P. Shepard by Mark G. Holbrook, his attorney-in-fact	Manager	July 11, 2012

/s/ Scott T. Vandeventer Scott T. Vandeventer by Mark G. Holbrook, his attorney-in-fact	Manager	July 11, 2012